UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 4, 2003


                                 BGR Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                       333-72392               98-0353403
(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)               File Number)           Identification)


           7263 E. San Alfredo
              Scottsdale, AZ                                    85258
 (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (480) 596-4014

                              Cortex Systems, Inc.
                          777 Royal Oak Drive Suite 310
                           Victoria, British Columbia
                                 Canada V8X 5K2
          (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 1, 2003, the board of directors of BGR Corporation approved a purchase agreement with Deville, Inc., an Arizona corporation. The board of directors of Deville, Inc. approved the purchase agreement on the same day. The purchase agreement was also consummated on November 1, 2003. The property acquired was the system for the operation of Lucky Lou's(R) restaurants, offering to the public steaks, hamburgers, sandwiches, pasta, beverages, including alcohol, fries and other limited-menu casual food restaurant items. The system includes, among other things, specific trademarks or service marks, including without limitation, the Lucky Lou's(R) trademark, logo and related commercial symbols and slogans, and recipes, including future recipes, developed by Deville Inc. Each location is expected to have sales of nearly a million in its first year of operation and profit nearly $250,000 annually by its third year with its first restaurant opening in January of 2004 and plans are to open four more within the next fourteen months. Pursuant to the terms of the purchase agreement, one million (1,000,000) common share of BGR Corporation and a note for four hundred thousand dollars ($400,000) was exchanged for the aforementioned assets. Said shares shall be restricted. The principal followed in determining the amount of consideration given was based upon the current value and future revenue streams and the market exposure in relation to BGR Corporation's current position and the restrictive nature of the stock.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

a.) APPOINTMENT OF OFFICERS AND DIRECTORS

At a Board of Directors meeting held on November 1, 2003, Louis Lukens was appointed to the Board of Directors. Mr. Lukens has over twenty years experience in the restaurant and franchise industries. Over fourteen years with Carlson Restaurants Worldwide Inc. Carlson Restaurants is an 875 Million dollar company with over 700 restaurants worldwide including Pick-up Stix and casual restaurant giant TGI Fridays. He brings to the Company extensive experience in restaurant operations and training, menu development, financial budgeting, facility design, restaurant layouts, workflow design, and inventory control. Areas of special expertise include building operating systems, team building, and management.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

On October 27, 2003 George Krotonski resigned as a Director of the corporation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 1: Purchase Agreement between BGR Corporation. Deville, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: November 4, 2003

BGR Corporation

                              By: /s/ Jerry Brown
                                 -------------------------
                                 Jerry Brown, President

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